Exhibit 99.1

Solera Holdings, Inc. Announces Preliminary First Quarter Fiscal Year 2009 Results; Issues Updated Guidance for Fiscal Year 2009

SAN DIEGO, CA, October 21, 2008 — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today announced preliminary results for the first quarter of Fiscal Year 2009.

Our final consolidated financial statements for the three months ended September 30, 2008 are not yet available. The information included in this press release reflects our preliminary estimates of our results based on currently available information. The review of our consolidated financial statements for the three months ended September 30, 2008 is ongoing and subject to adjustments, which could result in changes to the financial results and figures set forth in this press release. As a result, our financial results could be different from the preliminary results set forth in this press release, and these differences could be material. We plan to issue another press release at such time as our final consolidated financial statements for the three months ended September 30, 2008 become available.

Preliminary Results for the Quarter ended September 30, 2008:

•

Revenue for the first quarter was approximately $143.0 million, a 15.1% increase over the prior year first quarter revenue of $124.2 million. After adjusting for the impact of currency exchange rate fluctuations, revenues in the first quarter increased approximately 9.2% over the prior year first quarter;

•	Adjusted EBITDA for the first quarter was approximately $54.5 million, a 31.6% increase over the prior year first quarter Adjusted EBITDA of $41.4 million;

•	Adjusted Net Income for the first quarter was approximately $28.2 million, a 67.5% increase over the prior year first quarter Adjusted Net Income of $16.9 million;

•

Adjusted Net Income per diluted share (or cash earnings per diluted share) for the first quarter was $0.43, a 66.5% increase over the prior year first quarter Adjusted Net Income per diluted share of $0.26.

Preliminary Business Statistics for the Quarter ended September 30, 2008:

•

EMEA revenue was approximately $90.3 million, a 21.3% increase over the prior year first quarter revenue of $74.5 million. After adjusting for the impact of currency exchange rate fluctuations, EMEA revenue in the first quarter increased approximately 12.7% over the prior year first quarter;

•

Americas revenue was approximately $52.7 million, a 5.9% increase over the prior year first quarter revenue of $49.7 million. After adjusting for the impact of currency exchange rate fluctuations, Americas revenue in the first quarter increased approximately 4.0% over the prior year first quarter;

Fiscal Year 2009 Outlook:

We are updating our previously issued outlook for our full fiscal year ending June 30, 2009 as follows:

	Previous Outlook	Current Outlook
Revenues	$570 million - $580 million	$542 million - $548 million
Net Income	$40 million - $45 million	$45 million - $48 million
Adjusted Net Income	$97 million - $102 million	$103 million - $106 million
Adjusted Net Income per diluted share	$1.45 - $1.55	$1.56 - $1.60
Adjusted EBITDA	$200 million - $205 million	$200 million - $205 million

The current Fiscal Year 2009 outlook above assumes constant exchange rates from those currently prevailing, no acquisitions, and a 28% tax rate to calculate Adjusted Net Income. The US Dollar has strengthened significantly versus most major foreign currencies we have used to transact our business over the last several months. For example, on June 30, 2008, one Euro was equal to approximately $1.56, and on October 15, 2008, one Euro was equal to approximately $1.35. This change from June 30, 2008 to October 15, 2008 represents a strengthening of the US Dollar versus the Euro of approximately 12.2%. We anticipate that currency exchange rates will have a negative impact on our revenues, but have a positive impact on our interest expense and our intangibles amortization expense for the full fiscal year ending June 30, 2009.

If the US Dollar exchange rate versus most major foreign currencies remains relatively constant throughout the remainder of Fiscal Year 2009, we anticipate that currency exchange rates will have a negative impact on our quarterly and annual revenues versus the corresponding prior year periods of approximately (7%), (10%), (11%) and (6%) for our fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and our fiscal year ending June 30, 2009, respectively. Conversely, if the US Dollar exchange rate versus most major foreign currencies remains relatively constant throughout the remainder of Fiscal Year 2009, we anticipate that currency exchange rates will have a positive impact on our quarterly and annual interest expense versus the corresponding prior year periods of approximately 4%, 6%, 9% and 7% for our fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and our fiscal year ending June 30, 2009, respectively, and a positive impact on our quarterly and annual intangibles amortization expense versus the corresponding prior year periods of approximately 7% for each of our fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and 6% for our fiscal year ending June 30, 2009.

Earnings Conference Call:

We will host our first quarter ended September 30, 2008 earnings call at 5:00 p.m. (Eastern Time) – November 5, 2008. Prior to hosting this call, we will issue an updated earnings release which will incorporate our final first quarter results for the period ended September 30, 2008. The conference call will be webcast live on the Internet and can be accessed by visiting: www.solerainc.com. A replay will be available on the Solera website until midnight on November 19, 2008. A live audio broadcast of the call will be accessible to the public by calling (866) 356-3093 or for international callers, (617) 597-5381; please enter the following access code when prompted: 506249418. Callers should dial in approximately ten minutes before the call begins.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 2008 AND 2007

(In thousands, except per share amounts)

(Unaudited)

	Quarter Ended September 30,
	2008	2007
Revenues	$142,992	$124,181

Cost of revenues :
Operating expenses	33,279	32,340
Systems development and programming costs	16,258	15,973

Total cost of revenues (excluding depreciation and amortization)	49,537	48,313

Selling, general and administrative expenses	38,734	33,542
Depreciation and amortization	21,236	22,405
Restructuring charges	471	1,623
Interest expense	11,066	11,162
Other income — net	(3,498)	(1,156)

	68,009	67,576

Income before income tax provision and minority interests	25,446	8,292
Income tax provision	9,009	2,877
Minority interest in net income of consolidated subsidiaries	2,090	1,561

Net income:	$14,347	$3,854

Net income per share:
Basic	$0.22	$0.06

Diluted	$0.22	$0.06

Weighted average shares used in the calculation of net income per share:
Basic	64,359	62,833

Diluted	64,978	64,589

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

•

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other income – net, and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. A reconciliation of our Adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended September 30,
	2008	2007
Reconciliation to Adjusted EBITDA
Net income	$14,347	$3,854
Add: Income tax provision	9,009	2,877

Net income before income tax	23,356	6,731
Add: Depreciation and amortization	21,236	22,405
Add: Interest expense	11,066	11,162
Add: Stock-based compensation expense	1,568	602
Add: Restructuring charges	471	1,623
Add: Other income — net	(3,498)	(1,156)
Add: Acquisition related costs	307	51

Adjusted EBITDA	$54,506	$41,418

•

Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, other income – net (not including interest income for periods ending after June 30, 2008), and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes to arrive at Adjusted Net Income. For periods ended June 30, 2008 and prior, we use a 33% tax rate. For periods ending after June 30, 2008, we use a 28% tax rate. We use this 28% tax rate in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for certain corporate holding companies. A reconciliation of our Adjusted Net Income to GAAP net income, the most directly comparable GAAP measure, is provided in the attached table.

Adjusted Net Income per diluted share (or cash earnings per diluted share) is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period. A reconciliation of our Adjusted Net Income per diluted share (or cash earnings per diluted share) to GAAP net income per share, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended September 30,
	2008	2007
Reconciliation to Adjusted Net Income
Net income	$14,347	$3,854
Add: Income tax provision	9,009	2,877

Net income before income tax	23,356	6,731
Add: Amortization of acquisition related intangibles	15,807	17,313
Add: Stock-based compensation expense	1,568	602
Add: Restructuring charges	471	1,623
Add: Other income — not including interest income FY09	(2,289)	(1,156)
Add: Acquisition related costs	307	51

Adjusted income before income tax provision	39,220	25,164
Less: Assumed provision for income taxes at 28% and 33% rate for September 30, 2008 and September 30, 2007, respectively	(10,981)	(8,304)

Adjusted net income	$28,239	$16,860

Adjusted net income per share:
Basic	$0.44	$0.27

Diluted	$0.43	$0.26

Weighted average shares used in the calculation of adjusted net income per share:
Basic	64,359	62,833

Diluted	64,978	64,589

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about our business outlook for fiscal year 2009, our expectations regarding currency exchange rates and their impact on our financial results, and statements about historical results or performance that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which includes the volatility associated with foreign currency exchange risks; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; costs and possible future losses or impairments relating to our 2006 acquisition of the Claims Services Group from Automatic Data Processing, Inc.; the financial impact of future significant restructuring and severance charges; use of cash to service our debt; our ability to obtain additional financing as necessary to support our operations; risks associated with any future acquisitions, joint ventures or similar transactions; effects of changes in or violations by us or our customers of government regulations; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; country-specific risks associated with operating in multiple countries; effects on our business of restrictive covenants in our debt facility; any material adverse impact of current or future litigation on our results or business; and our dependence on a limited number of key personnel. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the Year Ended June 30, 2008. We are under no obligation to (and specifically disclaims any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

Kamal Hamid

Solera Holdings, Inc.

858-946-1676

kamal.hamid@audatex.com

- ### -